OmnicomGroup

Third Quarter 2002 Investor Presentation

October 29, 2002

The following materials have been prepared for use in the October 29, 2002 conference call on Omnicom’s results of operations for the third quarter of 2002. The call will be archived on the Internet at http://www.omnicomgroup.com/financialwebcasts.

Forward-Looking Statements
Certain of the statements in this document constitute forward-looking statements. These statements relate to future events or future financial performance and involve known and unknown risks and other factors that may cause our actual or our industry’s results, levels of activity or achievement to be materially different from those expressed or implied by any forward-looking statements. These risks and uncertainties include, but are not limited to, our future financial condition and results of operations, changes in general economic conditions, competitive factors, changes in client communication requirements, the hiring and retention of human resources and our international operations, which are subject to the risks of currency fluctuations and exchange controls. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These statements are only present expectations. Actual events or results may differ materially.

Other Information
All dollar amounts are in millions except for EPS. The following financial information contained in this document has not been audited, although some of it has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document has been derived from sources we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information.

The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.

OmnicomGroup	1

Third Quarter 2002 P&L
	Q3			YTD
	2002	2001	% Change	2002	2001	% Change
Revenue	$1,768.5	$1,571.0	12.6%	$5,417.5	$4,918.9	10.1%

Operating Income	211.4	206.4	2.4%	770.7	734.6	4.9%
% Margin	12.0%	13.1%		14.2%	14.9%

Net Interest Expense	5.6	18.1		22.8	57.9

Profit Before Tax	205.8	188.3	9.3%	747.9	676.7	10.5%
% Margin	11.6%	12.0%		13.8%	13.8%

Taxes	69.7	67.1		271.6	249.9
% Tax Rate	33.9%	35.6%		36.3%	36.9%

Profit After Tax	136.1	121.2	12.3%	476.3	426.8	11.6%

Equity in Affiliates/ Min. Interest	(10.0)	(7.2)		(34.3)	(26.0)

Net Income	$ 126.1	$ 114.0	10.6%	$ 442.0	$ 400.8	10.3%

OmnicomGroup	2

Third Quarter 2002 Earnings Per Share
	Q3		YTD
	2002	2001	2002	2001
Earnings per Share:
Basic	$ 0.68	$ 0.50	$ 2.37	$ 1.86
Diluted	0.68	0.50	2.36	1.83

Earnings per Share — Adjusted (a):
Basic	$ 0.68	$ 0.62	$ 2.37	$ 2.19
Diluted	0.68	0.61	2.36	2.15

Weighted Average Shares (millions):
Basic	185.9	183.3	186.1	182.6
Diluted	186.7	189.6	187.9	189.6

Dividend Declared Per Share	$0.200	$0.200	$0.600	$0.575

(a)	To present 2001 on a comparable basis with 2002, amounts are adjusted to assume that the cessation of goodwill amortization occurred on January 1, 2001.

OmnicomGroup	3

Third Quarter 2002 Total Revenue Growth
	Q3		YTD
	$	%	$	%
Prior Period Revenue	$1,571.0		$4,918.9
Foreign Exchange Impact (a)	46.4	3.0%	30.2	0.6%
Acquisition Revenue (b)	76.2	4.9%	309.8	6.3%
Organic Revenue (c)	74.9	4.7%	158.6	3.2%

Current Period Revenue	$1,768.5	12.6%	$5,417.5	10.1%

(a)	To calculate the FX impact, we first convert the current period’s local currency revenue using the average exchange rates from the equivalent prior period to arrive at constant currency revenue. The FX impact equals the difference between the current period revenue in U.S. dollars and the current period revenue in constant currency.
(b)	Acquisition revenue is the aggregate of the applicable prior period revenue of the acquired businesses. Netted against this number is the revenue of any business included in the prior period reported revenue that was disposed of subsequent to the prior period.
(c)	Organic revenue is calculated by subtracting both the acquisition revenue and the FX impact from total revenue growth.

OmnicomGroup	4

Third Quarter 2002 Revenue By Discipline

	Revenue By Discipline — Q3
	$ Mix	% Growth
Advertising	$749.4	7.3%
CRM	599.0	20.2%
PR	220.7	9.0%
Specialty	$199.4	15.9%

	Revenue By Discipline — YTD
	$ Mix	% Growth
Advertising	$2,349.1	8.5%
CRM	1,710.6	16.6%
PR	694.0	-4.8%
Specialty	$ 663.8	18.9%

Note:	“% Growth” is the year-over-year growth from the prior period.

OmnicomGroup	5

Third Quarter 2002 Revenue By Geography

	Domestic vs. International — Q3
	$ Mix	$ Growth
United States	$991.5	$160.4
Organic		103.6
Acquisition		56.8
International	$777.0	$ 37.1
Organic		(28.7)
Acquisition		19.4
FX		$ 46.4

	Primary Markets — Q3
	$ Mix	% Growth
United States	$991.5	19.3%
United Kingdom	206.4	13.8%
Euro Markets	345.4	4.2%
Other	$225.2	-0.9%

	Domestic vs. International — YTD
	$ Mix	$ Growth
United States	$3,131.1	$478.1
Organic		231.7
Acquisition		246.4
International	$2,286.4	$ 20.4
Organic		(73.2)
Acquisition		63.4
FX		$ 30.2

	Primary Markets — YTD
	$ Mix	% Growth
United States	$3,131.1	18.0%
United Kingdom	584.5	0.9%
Euro Markets	1,025.6	3.4%
Other	$ 676.3	-2.8%

OmnicomGroup	6

Net New Business Wins

Notable Account Activity

WINS:	LOSSES:
AARP, Abbott Labs, Deloitte Consulting, Hershey Bar, Long John Silver’s, Staples, Unilever-Lipton	Gillette, Land Rover, QWEST

OmnicomGroup	7

Current Credit Picture
	Q3 End		Q3 Average		YTD Average
	2002	2001	2002	2001	2002	2001

EBITDA (a)	$1,234	$1,156	$1,234	$1,156	$1,234	$1,156
Net Interest Expense (a)	$ 37.8	$ 83.5	$ 37.8	$ 83.5	$ 37.8	$ 83.5
EBITDA / Net Interest	32.7x	13.9x	32.7x	13.9x	32.7x	13.9x
Total Debt / EBITDA	2.1x	2.1x	2.4x	2.2x	2.2x	2.0x

Debt:
Bank Loans (Due Less Than 1 Year)	$ 95	$ 74	$ 206	$ 211	$ 186	$ 216
$500 Million Revolver Due 6/30/03	374	470	284	282	194	173
CP Issued under 364 Day Facility (b)	200	562	431	759	526	749
5.20% Euro Notes Due 6/24/05	151	139	150	136	141	137
2 1/4% Convertible Debentures	—	230	—	230	—	230
$850 Million Convertible Notes Due 2/7/31	850	850	850	850	850	732
– Next Put Date Feb. 2003
$900 Million Convertible Notes Due 7/31/32	900	—	900	—	682	—
– Next Put Date Aug. 2003
Loan Notes and Sundry (various through 2012)	65	124	81	106	97	70

Total Debt	$2,635	$2,449	$2,902	$2,574	$2,676	$2,307

(a)	“EBITDA” and “Net Interest Expense” calculations shown are latest twelve month figures.
(b)	Credit facility expires 4/25/03 plus one year term out at Omnicom’s option.

OmnicomGroup	8

Current Liquidity Picture
•	Omnicom has ample liquidity to meet all foreseeable business and capital requirements.

		As of September 30, 2002
	Total Amount of Facility	Outstanding	Available
Committed Facilities
364 Day Revolving Credit Facility	$1,600	$200	$1,400
5 Year Revolving Credit Facility	500	374	126
Other Committed Credit Facilities	66	66	—
Total Committed Facilities	2,166	640	1,526
Uncommitted Facilities (a)	397	29	0 (a)
Total Credit Facilities	$2,563	$669	$1,526
	Cash and ST Investments		$ 393
	Total Capital Available		$1,919

(a)	Uncommitted facilities in the US, UK and Canada. These amounts are excluded for purposes of this analysis of available capital.

OmnicomGroup	9

Traditional Return on Equity (a)

Note:	Prior year amounts not adjusted here to reflect acquisitions accounted for as poolings of interest. 1994 excludes a $28.0 million after-tax charge for the cumulative effect of an accounting change related to postemployment benefits. 2000 excludes a $63.8 million after-tax gain from the sale of Razorfish shares.
(a)	“Traditional Return on Equity” is Net Income for the given year divided by the shareholders’ equity at the end of the prior year.
(b)	LTM result is calculated as the net income for the previous twelve months ended 9/30/02 divided by the shareholders’ equity on 9/30/01.

OmnicomGroup	10

Return on Invested Capital
	1991	2001	LTM
Net Income (SFAS 142) (a)	$ 69.5	$ 586.2	$ 627.4

	1992-2001	1992-LTM
Equity Issuances (b)	$ 2,545.9	$ 2,587.5
Less: Dividends	(721.5)	(832.5)
Less: Share Repurchases	(1,089.6)	(1,458.5)
Net New Equity Raised	$ 734.8	$ 296.5

(a)	Prior period results adjusted to reflect SFAS 142 (elimination of goodwill amortization) as if it had always been in effect.
(b)	Includes issuances of equity including shares for acquisitions, employees benefit plans, and in exchange for convertible securities.

OmnicomGroup	11

Acquisitions Summary

Acquisition Related Expenditures
9 Months YTD
New Subsidiary Acquisitions (a)	$125.3
Affiliates to Subsidiaries (b)	5.8
Affiliates (c)	4.8
Existing Subsidiaries (d)	67.4
Earn-outs (e)	181.9
Total Acquisition Expenditures	$385.2

Note:	See appendix for subsidiary acquisition profiles.
(a)	Includes acquisitions of a majority interest in new agencies resulting in their consolidation.
(b)	Includes acquisitions of additional equity interests in existing affiliate agencies resulting in their majority ownership and consolidation.
(c)	Includes acquisitions of less than a majority interest in agencies in which Omnicom did not have a prior equity interest and the acquisition of additional interests in existing affiliated agencies that did not result in majority ownership.
(d)	Includes the acquisition of additional equity interests in already consolidated subsidiary agencies.
(e)	Includes additional consideration paid for acquisitions completed in prior periods. Total amount includes cash payments and loan notes. Loan notes are future obligations and are reflected in long-term debt on Omnicom’s balance sheet.

OmnicomGroup	Acquistions 13

Potential Earn-out Obligations
•	The following is an estimate of future earn-out related obligations as of September 30, 2002, assuming that the underlying agencies continue to perform at their current levels: (a)

2002 (b)	2003	2004	2005	Thereafter	Total
$ 154.9	$ 144.0	$ 72.1	$ 56.5	$ 24.8	$452.3

(a)	The ultimate payments when made will vary as they are dependent on future events.
(b)	Estimated remaining obligations as of September 30, 2002.

OmnicomGroup	Acquistions 14

Potential Put Obligations
•	In conjunction with certain transactions Omnicom has agreed to acquire (at the sellers’option) additional equity interests. The following is an estimate of these potential future “put” obligations (as of September 30, 2002), assuming these underlying agencies continue to perform at their current levels:

	Currently Exercisable	Not Currently Exercisable	Total
Subsidiary Agencies	$81.1	$103.8	$184.9
Affiliated Agencies	15.3	6.1	21.4

Total	$96.4	$109.9	$206.3

OmnicomGroup	Acquistions 15

Acquisitions Quarter-to-Date

The following pages are summaries of 2002 acquisitions completed during the quarter ended September 30, 2002

(listed in alphabetical order)

OmnicomGroup	Acquisitions	16

Absolutis

Absolutis is a Tokyo-based agency providing interactive and web development solutions, primarily to non-Japanese companies. Its skill set is highly complementary to that of the existing CRM-focused Tequila\Japan operation, with which it will be integrated.

OmnicomGroup	Acquisitions	17

a.f.i.m gmbh

a.f.i.m., founded in Munich in 1994, is a leading German interactive agency. The agency is recognized for its high quality products and strength in programming, and delivers a range of services including website, portal and intranet/extranet development and interactive relationship management.

a.f.i.m. will be renamed DIGERATI\ and will become part of the TBWA Germany group.

OmnicomGroup	Acquisitions	18

Cawley Nea

Cawley Nea is a full service advertising agency based in Dublin, Ireland. It is ranked among the top 10 largest agencies in Ireland by revenues, and has a broad client base. Its management team is highly-regarded in the marketplace and has led the company to be named Irish Advertising Agency of the year in 2000 and runner up in 2001. This acquisition will give TBWA its first majority-owned agency in Ireland.

OmnicomGroup	Acquisitions	19

COBRA

Based in Germany, COBRA is a marketing communications and brand management consultancy. COBRA provides multi-disciplined solutions including marketing strategies, market research, market development and distribution channel research to a variety of clients in a broad range of industries.

OmnicomGroup	Acquisitions	20

Corporate Image

Corporate Image LLC is a business to business consultancy specializing in branding, strategy and design with offices in New York and San Francisco. The Company will operate as part of the Wolff Olins network, an independent brand within Omnicom’s Diversified Agency Services (DAS) division.

OmnicomGroup	Acquisitions	21

DO IT!

DO IT! was founded in 1993 in Düsseldorf, Germany and is one of the regions fastest growing providers of field marketing and sales promotion services. DO IT! provides a full range of services to its clients, from market studies to strategic positioning to implementation of field marketing programs.

DO IT! will be part of the TBWA\Germany group.

OmnicomGroup	Acquisitions	22

Harvest Advertising

Harvest Advertising is a traditional full service advertising agency located in Taipei, Taiwan. Harvest was the first agency in Taiwan to win a Clio Gold Award and was also a Finalist at Cannes. Harvest will be merged with BBDO Taiwan to serve both local and international clients.

OmnicomGroup	Acquisitions	23

\Ménibus

\Ménibus & Associes is a Paris-based in-store design agency, established in 1990. It specializes in developing and implementing unique “experiential” concepts for its clients. Its design services include interior consumer environments, point of sale promotions and product merchandising.

The company’s existing clients include some of the largest clients of the TBWA\France group.

OmnicomGroup	Acquisitions	24

Neboko

Neboko has been one of the fastest growing full service advertising agencies in the Netherlands since its formation. It has a high profile in the Dutch market, and serves a number of major Dutch companies in a variety of industries. The agency will be merged with TBWA\Campaign Company, the existing flagship agency of the TBWA Netherlands group.

OmnicomGroup	Acquisitions	25

Saké

Saké is a high-quality Brussels-based audiovisual services company, specializing in TV commercial post-production, radio commercial recordings and small in-house productions.

Prior to the acquisition, Saké worked closely on joint clients with the companies of TBWA Belgium. Going forward, Saké will establish an internal production service center working with the different agencies of the TBWA Belgium group.

OmnicomGroup	Acquisitions	26

.start

The .start creative agency, which was launched in Munich in 1992, is a full service advertising agency with offices in Munich and Berlin. Known for outstanding creative performance, the .start agency provides a broad array of services to its global clients and has its roots in youth marketing.

OmnicomGroup	Acquisitions	27